Exhibit 5(a)
Pacific Life & Annuity Company PACIFIC DYNAMIX P.O. Box 2829 • Omaha, NE 68103-2829 www.PacificLifeandAnnuity.com • (800) 748-6907 Variable Annuity Application Call (800) 748-6907 if you need assistance. NEW YORK 1. ANNUITANT(S) Must be an individual. Check product guidelines for maximum issue age. Name (First, Middle, Last) Birth Date (mo/day/yr) Sex John R. Doe 01/01/1972 M ?M M F Mailing 555 Main Street Address City, Anytown, USA 12345 State, ZIP SSN ###-##-#### Residential Address (if different than mailing address) City, State, ZIP Solicited at: State Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes. ADDITIONAL ANNUITANT Not applicable for qualified contracts. Check One: M ?Joint M Contingent Name (First, Middle, Last) Birth Date (mo/day/yr) Sex Jane A. Doe 01/01/1972 M M M ?F Mailing 555 Main Street Address City Anytown, State, ZIP USA 12345 SSN ###-##-#### Residential Address (if different than mailing address) City, State, ZIP 2. OWNER(S) If annuitant and owner are the same, do not complete this section. Check product guidelines for maximum issue age. For individual-owned or trust-owned Inherited IRA contracts, also complete the Inherited IRA or Inherited TSA/403(b) Certification form. For nonqualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement. If the owner is a trust, also complete the Trustee Certification and Disclosure form. Name (First, Middle, Last) Birth Date (mo/day/yr) Sex M M M F Mailing Address City, State, ZIP SSN/TIN Residential Address (if different than mailing address) City, State, ZIP ADDITIONAL OWNER Not applicable for qualified contracts. Check One: M Joint M Contingent Name (First, Middle, Last) Birth Date (mo/day/yr) Sex M M M F Mailing Address City, State, ZIP SSN Residential Address (if different than mailing address) City, State, ZIP 3. DEATH BENEFIT COVERAGE M Stepped-Up Death Benefit Annuitant(s) must not be over age 75 at issue. If the stepped-up death benefit I have selected cannot be added to the contract due to age and/or other rider restrictions or state availability, I understand that the contract will be issued without the stepped-up death benefit rider. 25-2138 07 09/07 *JN1002-07A1*

4 ELECTRONIC AUTHORIZATIONS ELECTRONIC TRANSACTION AUTHORIZATION As the owner, I will receive this privilege automatically. If a contract has joint owners, each CHECK M ?Yes IF YES owner may individually make electronic requests. By checking “yes,” I am also authorizing and directing Pacific Life & Annuity to act on electronic instructions from any other person(s) who can furnish proper identification. Pacific Life & Annuity will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, Pacific Life & Annuity and its affiliates and their directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost. ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life & Annuity to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service. FOR EVEN FASTER E-mail address: JDoe@aol.com DELIVERY 5. BENEFICIARIES If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually owned custodially held IRAs, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiary information. Name (First, Middle, Last) Birth Date (mo/day/yr) M ?Primary Relationship SSN/TIN Percentage Mary S. Doe 01/01/1992 M Contingent Daughter ###-##-#### 100 % Name (First, Middle, Last) Birth Date (mo/day/yr) M Primary Relationship SSN/TIN Percentage M Contingent % 6. CONTRACT TYPE Select ONE. M ?Non-Qualified M SIMPLE IRA[1] M Roth IRA M IRA M SEP-IRA [1] Complete SIMPLE IRA Employer Information form. 7. INITIAL PURCHASE PAYMENT Make check payable to Pacific Life & Annuity Company. 7A. NON-QUALIFIED CONTRACT PAYMENT TYPE 7B. QUALIFIED CONTRACT PAYMENT TYPE Indicate type of initial Indicate type of initial payment. payment. If no year is indicated, contribution defaults to current tax year. M Transfer . . $ M 1035 exchange/estimated transfer $ ? 5,000 M Rollover . . $ M Amount enclosed $ M Contribution . . $ for tax year 8. REPLACEMENT 8A. EXISTING INSURANCE CHECK ? Do you have any existing life insurance or annuity contracts with this or any other company? ONE M Yes M No (Default is “Yes” if neither box is checked) 8B. REPLACEMENT Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or CHECK M Yes M ?No ONE any other company? If “yes”, provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms. Insurance Company Name Contract Number Contract Type Being Replaced M Life Insurance M Fixed Annuity M Variable Annuity Insurance Company Name Contract Number Contract Type Being Replaced M Life Insurance M Fixed Annuity M Variable Annuity 25-2138 07 09/07 *JN1002-07A2*

9 SPECIAL REQUESTS If additional space is needed, attach letter signed and dated by the owner(s). 10. OPTIONAL RIDERS All annuitants must not exceed the maximum issue age specified for each optional rider shown below at the time of purchase. 10A. M Guaranteed Withdrawal Benefit (Select one) M Income Access Annuitant(s) must not be over age 85 at issue. M Flexible Lifetime Income (Select one) If neither box below is checked, the single life optional rider will be issued. M Single Life Annuitant(s) must not be over age 85 at issue. M Joint Life (Complete the beneficiary information in Section 5) (Rider is not available if the Owner is a trust or other entity). Additionally, Joint Owners or Owner and Beneficiary must be at least age 59 1/2 and not older than age 85 at issue. Joint Owners must be husband and wife. If the contract is owned by a sole Owner, the Owner’s spouse must be designated as the sole primary beneficiary. If this is a custodially owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant and is at least age 59 1/2 and not older than age 85 at issue. 10B. M GPA[5] Annuitant(s) must not be over age 80 at issue, which must be at least ten years prior to the annuity date. If the contract to be issued is a qualified contract (IRA, Roth IRA, SIMPLE IRA or SEP-IRA), benefits provided under the optional GPA[5] rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise any of the GPA[5] rider benefit before or after your required minimum distribution beginning date under the contract, you should consider whether the benefit provided under any such rider is appropriate for your circumstances. You should consult your tax advisor prior to adding any optional rider to your contract. If any rider selected in this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider. 11. ANNUITY DATE (ANNUITY START DATE) Contract will annuitize on this date. Annuity date cannot be prior to the first contract Annuity Date (mo/day/yr) anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract. 01/01/2060 12. ALLOCATION OPTIONS Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing. Manager: Investment Options Manager: Investment Options XTF Advisors LP % XTF Moderate Conservative Pacific Life % DCA Plus Fixed Option with a Guarantee Term of % XTF Moderate months % XTF Moderate Aggressive Indicate percentage of premium payment to be allocated to the DCA Plus Fixed Option and complete the DCA section of the Transfers and Allocations form. 25-2138 07 09/07 *JN1002-07A3*

13. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract (“contract”) issued by Pacific Life & Annuity Company (“company”). I received prospectuses for this variable annuity contract. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objectives based in part upon my age, income, net worth, tax and family status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider applied for and believe that the rider(s) meet(s) my insurable needs and financial objectives. I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY BE ON A VARIABLE BASIS. AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during the Right to Cancel initial review period, depending upon the state where my contract is issued, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options. If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common. Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner. I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct. Owner’s Signature Date (mo/day/yr) Signed at: City State SIGN HERE DATE 01/01/2007 CITY Anytown STATE U S Joint Owner’s Signature if applicable Date (mo/day/yr) SIGN HERE DATE 01/01/2007 14. REGISTERED REPRESENTATIVE’S STATEMENT 14A. Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is “Yes” if neither CHECK M Yes M ?No ONE box is checked). 14B. Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned CHECK M Yes M ?No ONE against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued? If “Yes”, I affirm that I have instructed the applicant to answer “yes” to the replacement question in Section 8B of this application. I hereby certify that I have used only Pacific Life & Annuity’s approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement, and followed Pacific Life & Annuity’s written replacement guidelines. I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives. I certify that I have reviewed this application, and have determined that its proposed purchase is suitable as required under law, based in part upon information provided by the owner, as applicable, including age, income, net worth, tax and family status, and any existing investments and insurance program. I further certify that I have also considered the owner’s liquidity needs, risk tolerance, and investment time horizon, that I followed my broker/dealer’s suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer. Soliciting Registered Representative’s Signature Print Registered Representative’s Full Name SIGN HERE Cindy Brown Registered Representative’s Telephone Number Registered Representative’s E-Mail Address Option 213-495-0111 M A M ?B M C Brown oker/Dealer’s Name & Associates Brokerage Account Number Optional Send completed application as follows: APPLICATION WITH PAYMENT: APPLICATION WITHOUT PAYMENT: Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736 Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829 Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102 Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102 25-2138 07 09/07 *JN1002-07A4* APPLICATION INSTRUCTIONS Pacific Dynamix Variable Annuity

Pacific Life & Annuity Company Application Instructions Pacific Dynamix Variable Annuity Section Use these instructions when completing the Pacific Dynamix application. Pacific Life & Annuity has policies to maintain physical, electronic, and procedural safeguards to protect the confidentiality of your personal information. Access to personal information is available only to those people who need to know in order to service your business. For additional information regarding Pacific Dynamix, consult the prospectus. 1. & 2. Annuitant(s)/Owner(s): Check product guidelines for maximum issue age. When setting up annuity contracts, there are many combinations of owner and annuitant registrations which may result in different death benefit consequences. For example, the death of an owner/annuitant may have different consequences than the death of a non-owner annuitant. For qualified contracts, there cannot be joint or contingent owners and/or joint annuitants. Spousal signatures may be required for certain actions in qualified contracts. This contract is not intended for use in group unallocated plans. For IRAs (except Inherited IRAs), owner and annuitant should be the IRA owner. Checklists for completing an application for Inherited IRAs can be found on our Web site. Consult a tax adviser to properly structure annuity contracts and effect transfers. Complete the “Solicited at: State” box for custodial-owned contracts only. 3. Death Benefit Coverage: Death benefit coverage must be chosen at time of issue. If the stepped-up death benefit you have selected cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider. 4. Electronic Transaction Authorization (Optional): By checking this box you authorize Pacific Life & Annuity to receive certain instructions electronically from your designee. This instruction is valid until you instruct us otherwise. Electronic contract changes will be subject to the conditions of the contract, the administrative requirements of Pacific Life & Annuity and the provisions set forth in the contract’s prospectus. Electronic Delivery Authorization (Optional): Complete this section to receive statements, prospectuses and other information electronically from our Web site. This instruction is valid until you instruct us otherwise. 5. Beneficiaries: Indicate the person(s) or entity(ies) to be designated as beneficiary(ies). If no beneficiary(ies) is indicated, the provisions of the contract will govern as to the payment of any death benefit proceeds. 6. Contract Type: Check the type of annuity contract to be issued. Complete appropriate form indicated. If initial IRA payment represents both a rollover and a contribution, indicate amounts for each. 7. Initial Purchase Payment: Indicate the amount of the initial purchase payment in U.S. dollars. Minimum initial purchase payment is $5,000 for nonqualified contracts and $2,000 for qualified contracts. Transfer indicates a trustee to trustee or custodian to custodian transfer only. 8. Replacement: Indicate if this is a replacement or not by checking the appropriate box. If yes, provide the additional information and attach a Transfer/Exchange form and any required state replacement form(s). 9. Special Requests: This section can also be used for special registrations and additional beneficiary information. 10. Optional Riders: If any rider you have selected within this section cannot be added to the contract due to age and/or other rider restrictions or state availability, the contract will be issued without that rider. 11. Annuity Date (Annuity Start Date): Annuity date cannot be prior to first contract anniversary. For non-qualified contracts, if no date is chosen, annuity date is the later of the annuitant’s 90th birthday or the tenth (10th) contract anniversary. For qualified contracts, if no date is chosen, annuity date is April 1 of the year after the year in which the annuitant reaches age 70 1/2. 12. Allocation Options: Choose one or more investment options to which all or a portion of the initial purchase payment may be allocated. Use whole percentages only. Allocation percentages must total 100%. If choosing the DCA Plus Fixed Option: (a) indicate a 6- or 12- month guarantee term, and (b) complete the DCA section of the Transfers and Allocations form and submit with application. Only one guarantee term may be in effect at any given time. 13. Statement Of Owner(s): Read this section carefully. The application must be signed and dated by the owner. In cases of joint ownership, both owners must sign. City and state where the application is signed must also be indicated. 14. Registered Representative’s Statement: Registered Representative must fully complete and sign this section. Registered Representative must select a commission option. Important: Help avoid a returned application by confirming your application has the following minimum information: • Annuitant and owner information — Sections 1 & 2 • City and state where application is signed — Section 13 • Line of business is correct — Section 6 • Date application is signed — Section 13 • Replacement question — Section 8 • Registered Representative’s signature — Section 14 Instr (09/07)